EXHIBIT 99.1

                          GREEN PLAINS RENEWABLE ENERGY
                             SUBSCRIPTION AGREEMENT

                     SHARES OF GREEN PLAINS RENEWABLE ENERGY
                                $10.00 PER SHARE
               (WITH ACCOMPANYING WARRANT TO ACQUIRE 1/4 SHARE OF
                     COMMON STOCK FOR EACH SHARE PURCHASED)

INSTRUCTIONS TO INVESTORS:



You must complete all items and sign this Subscription Agreement. You should read the prospectus in its entirety, including financial statements and appendices, before making an investment decision. Along with the completed and signed Subscription Agreement, you must submit the total subscription price. We will hold all of your subscription payment in an escrow account that we have established at The Security National Bank, Sioux City, Iowa until at least $29,667,000 in subscriptions, after deduction of selling commissions, are accepted by us from the sale of securities in this offering and The Security National Bank has received written confirmation from us that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan. If we do not receive both the letter of commitment and the minimum proceeds on or before November 29, 2005, your investment will be promptly returned to you without interest and without any deductions.


The fact that we deposit your subscription payment does not mean that we have accepted your subscription. If we accept your subscription, one of our officers or directors will countersign a copy of your Subscription Agreement and return it to you. If we reject your subscription, we will promptly return your investment. The initial closing date for the offering will occur as soon we have sufficient subscription funds and have obtained the necessary letter of commitment, but not past November 29, 2005. This offering will expire 60 days after the minimum offering is raised. We reserve the right to cancel the offering at any time, to reject subscriptions for common stock in whole or in part and to waive conditions to the purchase of securities. See the section entitled "Plan of Distribution--Escrow Procedures" in the prospectus for additional information.


By executing the subscription agreement the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities
Exchange Act of 1934.

Item 1. Check the appropriate box to indicate form of ownership. If you are a Custodian, Corporation, Partnership or Trust, please provide additional information and documents.


Item 2. Indicate the number of shares you are purchasing and complete the payment schedule. To participate in this offering, you must purchase a minimum of 1,000 shares (a $1,000 investment), and in increments of 500 shares thereafter.


Item 3. You need not be an accredited investor to participate in this offering. However, for state securities law purposes, if you are an accredited investor, please indicate which of the requirements in this Item that you satisfy.


Item 4. To purchase securities in this offering in any state in which these securities are registered, other than California, you must have a minimum, annual, gross income of $45,000 and a minimum net worth of $45,000, or, in the alternative, a minimum net worth of $150,000. In calculating net worth, you should not include equity in your home, auto, or furnishings. If you intend to purchase securities as joint tenants you may combine your annual salaries and net worth. If your combined annual salaries are at least $45,000 and your combined net

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         worth is at least $45,000, or, in the alternative, your combined net worth is at least $150,000, you will meet our suitability requirements. Residents of California that wish to purchase securities in this offering must have a minimum, gross income of $65,000 and a minimum, net worth of $250,000, exclusive of any equity they may have in their home, auto, and furnishings, or, in the alternative, a minimum, net worth of $500,000. If you meet these requirements, please indicate that you do by checking the box below.

Item 5. Please print the name(s) in which shares are to be registered and provide your address and telephone number. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHS should provide the Taxpayer Identification Number of the account and the Social Security Number of the accountholder. Trusts should provide their Taxpayer Identification Number. Custodians should provide the minor's Social Security Number. All individual investors should provide their Social Security Number. Other entities should provide their Taxpayer Identification Number.

Item 6.  Please indicate your state of residence.

Item 7. Please indicate if you are a broker or dealer or an affiliate or associated person of a broker or dealer.

Item 8. You must make the representations and warranties set forth in this Item and sign and date the Subscription Agreement in the space provided.


After following these instructions, return the Subscription Agreement and checks to:

                              Bank Iowa
                              For Credit to Account:
                              The Security National Bank, Escrow for GPRE, Inc. 617 West Sheridan Avenue
                              Post Office Box 308
                              Shenandoah, Iowa 51601
                              Fax 712-246-4560

                                -----------------


The undersigned hereby subscribes for and agrees to purchase the number of shares (includes warrants exercisable for 1/4 share of common stock for each share purchased) set forth in Item 2. Further, the undersigned, under penalties of perjury, certifies that: (i) the number shown under Item 4 on this Subscription Agreement is his or her correct Taxpayer Identification Number, and
(ii) he or she is not subject to back up withholding either because: (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding (Note: Clause (ii) should be crossed out if the box in Item 4 is checked).



1.     Form of Ownership (check one box)

      [ ] Individual
      [ ] Joint Tenants with Right of Survivorship
          (Both signatures must appear in Item 7)
      [ ] Custodian for
      [ ] Corporation or Partnership
          (Corporate Resolutions authorizing purchase or Partnership Agreement must be enclosed

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      [ ] IRA
      [ ] KEOGH
      [ ] Pension or Profit Sharing Plan
      [ ] Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)

          Trustee name:____________________________________
                               [GRAPHIC OMITTED]

          Trust date:______________________________________
                               [GRAPHIC OMITTED]


      [ ] Other
      [ ] Estate

2.     Purchase Information


Number of shares subscribed for:

Purchase price per share (1):   x   $10.00


Total subscription price:       $

                                x

Payment due:                    $   (Include a check for the "total subscription
                                    price" payable to THE SECURITY NATIONAL
                                    BANK, ESCROW FOR GPRE, INC.

(1) Includes warrants exercisable for 1/4 share of common stock for each share purchased.



3. Accredited Investor Status. You need not be an accredited investor to purchase the shares. However, for state securities law purposes please indicate whether you are an accredited investor by completing the following. If you are not an accredited investor, then check the following box and skip to Item 4.


       [ ] Not an accredited investor

        If you are an accredited investor, then you hereby represent and warrant that you are an accredited investor because (check all that apply):

INDIVIDUALS

[ ] (a) You are an individual with a net worth, or a joint net worth together with your spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property).

[ ] (b) You are an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

[ ] (c) You are an individual that had with your spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

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[ ]     (d) You are a director or executive officer of GREEN PLAINS RENEWABLE
        ENERGY, INC.

ENTITIES

[ ] (e) You, if other than an individual, are an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.

[ ] (f) You are an entity, and are an "Accredited Investor" as defined in Rule 501(a) of Regulation D of the Securities Act of 1933 (the "Act") because (check one or more, as applicable):

        [ ] (i) You (or, in the case of a trust, the undersigned trustee) are a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in your individual or fiduciary capacity.

        [ ] (ii) You are an insurance company as defined in Section 2(13) of the Act.

        [ ] (iii) You are an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of that Act.

        [ ] (iv) You are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

        [ ] (v) You are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

               [ ] (a) The investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

               [ ] (b) The employee benefit plan has total assets in excess of $1000,000; or

               [ ] (c) The plan is a self-directed plan with investment decisions made solely by persons who are "Accredited Investors" as defined under the 1933 Act.

        [ ]    (vi) You are a private business development company as defined in
               Section 202(a) (22) of the Investment Advisers Act of 1940.

        [ ] (vii) You have total assets in excess of $1,000,000, were not formed for the specific purpose of acquiring Securities of the Company and are one or more of the following (check one or more, as applicable):

               [ ] (a) an organization described in Section 501(c)(3) of the Internal Revenue Code;

               [ ]     (b) a corporation;

               [ ]     (c) a Massachusetts or similar business trust; or

               [ ]     (d) a partnership.

        [ ] (viii) You are a trust with total assets exceeding $1,000,000, which was not formed for the specific purpose of acquiring Securities of the Company and whose purchase is directed by a sophisticated investor as described in Rule 506(b)(2)(ii) of Regulation D of the Act. (IF ONLY THIS RESPONSE IS CHECKED, please contact us to receive and complete an information statement before this subscription can be considered.)

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4.     Investor Suitability

To purchase securities in this offering in any state in which these securities are registered, other than California, you must have an minimum, annual, gross income of $45,000 and a net worth of at least $45,000, or, in the alternative, a net worth of at least $150,000. In calculating net worth an investor should not include equity in his or her home, auto, or furnishings. Residents of California that wish to purchase securities in this offering must have a minimum, gross, annual income of $65,000 and a net worth of at least $250,000, exclusive of any equity they may have in their home, auto, and furnishings, or in the alternative, a net worth of at least $500,000. By checking the box below you are affirming that you meet these requirements. If you are buying as joint tenants and your combined annual salaries equal at least $45,000 ($65,000 for California residents) and your combined net worth equals at least $45,000, ($250,000 for residents of California) or, in the alternative, your combined net worth equals at least $150,000, (California residents - $500,000) you meet our suitability requirements.

       [ ] I (We) affirm that I (we) have an annual income of at least $45,000 and a net worth of at least $45,000, or, in the alternative, a net worth of at least $150,000. (California residents - $65,000 minimum, gross income and $250,000 minimum, net worth, or in the alternative, $500,000 minimum, net worth).

5.     Investor Information



Names and addresses will be recorded exactly as printed below.

Name ___________________________________________________________________________

Name of Joint Investor

Address ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________


          City __________________ State __________________ Zip Code ____________


Telephone No.:________________________  Fax No. (if any):

E-mail address
(if any): ______________________________________________________________________

[ ]  Check box if you are a non-resident alien

[ ]  Check box if you are a U.S. citizen residing outside of the United  States

[ ]  Check box if you are subject to backup withholding

_______________________     _______________________  ___________________________
    Investor's Social       Joint Investor's Social  Taxpayer Identification No.
       Security No.               Security No.

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6.     State of Residence or State of Domicile in the case of Entities


________________________________________


7.     Relationship to Brokerage Firms



        (Please answer the following questions by checking the appropriate response.)

         (a) [ ] YES [ ] NO: Are you a manager, officer, partner, branch manager, registered representative, employee, stockholder of, or similarly related to or employed by, a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting your subscription.)

         (b) [ ] YES [ ] NO: Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a manager, officer, partner, branch manager, registered representative, employee, stockholder of, or similarly related to or engaged by, a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting your subscription.)

         (c) [ ] YES [ ] NO: If you are an entity, are any of your managers, officers, partners or 5% owners also managers, officers, partners, branch managers, registered representatives, employees, stockholders of, or similarly related to or employed by a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting this subscription.)


8.     Signature of Investor


       By signing below, you represent and warrant to us that you:

         (i) Have received a copy of GREEN PLAINS RENEWABLE ENERGY, INC.'s prospectus dated _____ , 2005, along with all amendments or supplements thereto (collectively the "Prospectus").

         (ii) Are a bona fide resident of, and are domiciled in, the state set forth in Item 5 above.


         (iii) Have a minimum, annual, gross income of $45,000 and a minimum, net worth of $45,000, or, in the alternative, a net worth of at least $150,000, exclusive of home, auto, and furnishings, (California residents - a minimum, gross, annual income of $65,000 and a minimum, net worth of $250,000, exclusive of home, auto, and furnishings, or, in the alternative, a minimum, net worth of $500,000).

         (iv) Understand that for administrative convenience, upon our acceptance of this Subscription Agreement, the issuance of the shares subscribed for hereunder may be made effective as of a uniform date, as determined by the board of directors, that is different from the date we accept this Subscription Agreement, provided that the effective date must be within 30 days of the date we accept this Subscription Agreement.



ONCE YOU SIGN THIS SUBSCRIPTION AGREEMENT AND SEND IT TO US WITH YOUR CHECK, YOUR SUBSCRIPTION IS IRREVOCABLE.



You understand that we are relying on the representations, warranties and other information set forth in this Subscription Agreement with respect to the offer and sale of the shares. By signing below, you certify that all information provided in this Subscription Agreement is accurate and complete as of the date listed below.


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

Individuals:                                        Entities:

_______________________________________


_______________________________________             ____________________________
Signature of Investor                               Name of Entity

_______________________________________

_______________________________________             ____________________________
Signature of Joint Investor                         Authorized Signature

_______________________________________

_______________________________________             ____________________________
Date                                                Print Name


                                                    Its:________________________


                                                        ________________________
                                                        Date

Have you included the following with this Subscription Agreement:


      [ ] Check for payment of 100% of the total subscription price made payable to: "THE SECURITY NATIONAL BANK, ESCROW FOR GPRE, INC."


                                   ACCEPTANCE



         The above Subscription Agreement for the purchase of shares is accepted as of this _____ day of ________________________ , 2005.


                                         GREEN PLAINS RENEWABLE ENERGY, INC.

                                         By: ___________________________________

                                             Its _______________________________

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